UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, Indiana 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Senior Management

On November 7, 2023, Horizon Bancorp, Inc. (the “Company”) announced a succession plan for its chief financial officer and a restructuring of its mortgage and consumer lending leadership.

The Company and Mark E. Secor have agreed that he will transition from his role as Executive Vice President and Chief Financial Officer (“CFO”) of the Company and the Bank. Mr. Secor will continue in the role of Executive Vice President and CFO until a successor is appointed and support the transition process through April 30, 2024. The Company has initiated a search process to identify the Company’s next CFO.

The Company also announced that as part of a previously disclosed strategy to shift resources to higher-yielding businesses, Noe S. Najera, Executive Vice President, Senior Retail & Mortgage Lending Officer of the Bank, will be departing the Company, effective immediately. The leadership change reflects the ongoing restructuring of its mortgage and consumer lending divisions that aligns with client demand.

The Company’s related press release is attached hereto as Exhibit 99.1.

Retention Agreement with Mark E. Secor

In connection with Mr. Secor’s transition, the Company and the Bank entered into an Employment Agreement (the “Employment Agreement”) with Mr. Secor, effective as of November 6, 2023, to grant certain retention incentives to Mr. Secor and to ensure his continued service to the Bank during the term of the agreement. The term of the Employment Agreement began as of November 6, 2023 and will end on April 30, 2024 (the “Term”). Pursuant to the Employment Agreement, during the Term, Mr. Secor will continue to serve as the Chief Financial Officer (“CFO”) of the Bank and the Company until a successor is appointed to the CFO position.

The Employment Agreement generally provides for a continuation of Mr. Secor’s current compensation and benefits during the Term and also includes a retention bonus if Mr. Secor stays through the end of the Term. Specifically, the Employment Agreement provides for, among other things, (i) an annual base salary of $347,109.88 (which is Mr. Secor’s current annual base salary) through the end of the Term, (ii) Mr. Secor will continue to be eligible to receive a cash bonus for 2023 pursuant to the Company’s Executive Officer Bonus Plan (the “2023 Bonus”), subject to approval by the compensation committee of the Board, (iii) Mr. Secor will be entitled to a cash bonus for 2024 of $46,281.31 (the “2024 Bonus”) if he remains employed on the last day of the Term, and (iv) if Mr. Secor remains employed on April 30, 2024, the Company shall pay to Mr. Secor an amount equal to $173,554.94 (the “Stay Bonus”). Pursuant to the Employment Agreement, in the event Mr. Secor’s employment is terminated by the Company for Cause, by Mr. Secor without Good Reason, or in the event of termination due to the death or disability, prior to the payment of any bonus, including the 2023 Bonus and the 2024 Bonus, then such bonus shall not be payable to Mr. Secor.

Pursuant to the Employment Agreement, Mr. Secor will continue to be entitled to participate in the Company’s benefit plans and programs that are generally available to executive officers during the Term, including health, dental and vision insurance; life and disability insurance; sick leave; holidays; and 401(k) plan participation, except that he will only be entitled to participate in other incentive compensation plans and programs in effect from time to time (including the Company’s long-term equity incentive compensation plans and the Supplemental Executive Retirement Plan) during 2023, subject to the terms and conditions of such plans and programs.

The Employment Agreement provides that if the Company terminates Mr. Secor’s employment without “Cause” (as defined in the Employment Agreement), or if Mr. Secor terminates his employment with “Good Reason” (as defined in the Employment Agreement), Mr. Secor will be entitled to: (i) all base salary earned through the termination, (ii) that remaining portion of Mr. Secor’s annual base salary to be paid through the end of the Term,  (iii) an amount equal to the Stay Bonus, and (iv) a pro-rated amount of the: (A) 2023 Bonus, if earned and applicable, and (B) 2024 Bonus based upon the actual number of days Mr. Secor was employed by the Company during 2024, if applicable. All options and other equity incentive awards held by Mr. Secor at such time shall be treated in accordance with the applicable plan and award agreement(s) governing such awards.

In addition, Mr. Secor has agreed that, if his employment ends during the Term for any reason, he will reasonably cooperate with the Company, without additional consideration, in his usual and customary areas of responsibility, including relating to the transition of his work on behalf of the Company.

Further, if Mr. Secor is terminated for any reason, other than for Cause, the two-year post-employment non-competition covenants contained in Mr. Secor’s existing Change in Control Agreement, and any other similar non-compete restrictions in any other agreements to which Mr. Secor is bound, shall automatically be terminated.

All amounts payable to Mr. Secor under the Employment Agreement are subject to FDIC restrictions on golden parachutes and indemnification, as well as subject to Internal Revenue Code Section 409A requirements and the deductibility limits of Internal Revenue Code Section 280G.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement, which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Location
10.1	Employment Agreement (Mark E. Secor), dated as of November 6, 2023	Attached
99.1	Press release dated November 7, 2023	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2023	HORIZON BANCORP, INC.

	By:	/s/ Thomas M. Prame
Thomas M. Prame,
Chief Executive Officer and President